                                                                    EXHIBIT 12a

                       FERRO CORPORATION AND SUBSIDIARIES
                       RATIO OF EARNINGS TO FIXED CHARGES
                      PER REGULATION S-K 229.503 (ITEM 503)

                                                                               BEFORE                                   BEFORE
                                     SIX MONTHS                               ACCT CHG                               RESTRUCTURING
                                        JUNE        DECEMBER     DECEMBER     DECEMBER     DECEMBER     DECEMBER       DECEMBER
                                        1995          1994         1993         1993         1992         1991           1991
                                     ----------     --------     --------     --------     --------     --------     -------------
Earnings:
  Pre-Tax Income...................    45,503        74,306       89,289       89,289       97,689       65,649          65,649
    Extraordinary Charges..........                              (37,764)(1)        -            -      (45,300)(2)           -
  Add: Fixed Charges...............     7,570        12,774       11,989       11,989       10,780       12,419          12,419
  Less: Interest Capitalization....      (503)       (1,041)      (1,108)      (1,108)        (753)      (1,629)         (1,629)
                                       ------        ------      -------      -------      -------      -------          ------
        Total Earnings.............    52,570        86,039       62,406      100,170      107,716       31,139          76,439
                                       ======        ======      =======      =======      =======      =======          ======
Fixed Charges:
  Interest Expense.................     6,667        10,933       10,081       10,081        9,227        9,940           9,940
  Interest Capitalization..........       503         1,041        1,108        1,108          753        1,629           1,629
  Interest Portion of Rental
    Expense........................       400           800          800          800          800          850             850
                                       ------        ------      -------      -------      -------      -------          ------
    Total Fixed Charges............     7,570        12,774       11,989       11,989       10,780       12,419          12,419
                                       ======        ======      =======      =======      =======      =======          ======

        Total Earnings.............    52,570        86,039       62,406      100,170      107,716       31,139          76,439

Divided By:
    Total Fixed Charges............     7,570        12,774       11,989       11,989       10,780       12,419          12,419
                                       ------        ------      -------      -------      -------      -------          ------

        Ratio......................      6.94          6.74         5.21         8.36         9.99         2.51            6.16

                                                   BEFORE
                                                  LITIGATION
                                     DECEMBER     DECEMBER
                                       1990         1990
                                     --------     --------
Earnings:
  Pre-Tax Income...................   55,509       55,509
    Extraordinary Charges.........   (12,000)(3)        -
  Add: Fixed Charges...............   18,709       18,709
  Less: Interest Capitalization....   (1,032)      (1,032)
                                     -------      -------
        Total Earnings.............   61,186       73,186
                                     =======      =======
Fixed Charges:
  Interest Expense.................   16,827       16,827
  Interest Capitalization..........    1,032        1,032
  Interest Portion of Rental
    Expense........................      850          850
                                     -------      -------
    Total Fixed Charges............   18,709       18,709
                                     =======      =======

        Total Earnings.............   61,186       73,186

Divided By:
    Total Fixed Charges............   18,709       18,709
                                     -------      -------

        Ratio......................     3.27         3.91

(1) Pre-tax effect of FAS 106, accounting for retiree benefits.

(2) Pre-tax effect of restructuring charges

(3) Pre-tax effect of litigation charge

Note: Amortization of debt expense and discounts and premiums were deemed immaterial to the above calculations. Interest portion of rental expense are conservative estimates based on actual amounts from prior years.

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